Southern Cross WEX 2015-1 Trust - Guarantee and Indemnity
Dated                    28 April 2015
WEX Inc. (“Guarantor”)
Perpetual Corporate Trust Limited (ABN 99 000 341 533) (“Trustee”)

King & Wood Mallesons
Level 61
Governor Phillip Tower
1 Farrer Place
Sydney NSW 2000
Australia
T +61 2 9296 2000
F +61 2 9296 3999
DX 113 Sydney
www.kwm.com

Details    1
General terms    2

1	Interpretation 2

1.1	Terms defined in the Receivables Acquisition and Servicing Agreement 2

1.2	Definitions 2

1.3	References to certain general terms 5

1.4	Number 6

1.5	Headings 6

2	Guarantee and indemnity 6

2.1	Consideration 6

2.2	Guarantee 6

2.3	Indemnity 6

2.4	Acknowledgement 7

3	Interest 7

3.1	Obligation to pay interest 7

3.2	Compounding 7

3.3	Interest following judgment 7

4	Extent of guarantee and indemnity 8

4.1	Nature of guarantee 8

4.2	Variations and replacements 8

5	Reinstatement of rights 8

6	Rights of the Trustee are protected 8

7	No merger 9

8	Guarantor’s rights 10

8.1	Guarantor’s rights are suspended 10

8.2	Guarantor’s right of proof limited 10

9	Power of attorney 10

9.1	Appointment of attorneys 10

9.2	Attorneys’ powers 11

9.3	Application of insolvency dividends 11

10	General undertakings 11

11	Representations and warranties 11

11.1	Representations and warranties 11

11.2	Repetition of representations and warranties 12

11.3	Reliance 12

12	Payments 12

12.1	Manner of payment 12

12.2	Currency of payment 12

13	Withholding tax 13

14	Costs and indemnities 13

14.1	What the Guarantor agrees to pay 13

14.2	Indemnity 14

14.3	Items included in loss, liability and Costs 14

14.4	Currency conversion on judgment debt 14

14.5	Payment for Guarantor’s obligations 14

15	Application of payments 14

15.1	Application of money 14

15.2	Order of payment 14

15.3	Suspense account 15

15.4	Remaining money 15

15.5	Credit from date of receipt 15

16	Dealing with interests 15

17	Notices and other communications 15

17.1	Form - all communications 15

17.2	Delivery 15

17.3	When effective 16

17.4	Deemed receipt – postal 16

17.5	Deemed receipt – fax 16

17.6	Receipt – email 16

17.7	Deemed receipt – general 16

17.8	Change in details 16

18	General 16

18.1	Prompt performance 16

18.2	Consents 16

18.3	Certificates 16

18.4	Set-off 16

18.5	Discretion in exercising rights 17

18.6	Partial exercising of rights 17

18.7	Trustee’s capacity and limitation of liability 17

18.8	No liability for loss 17

18.9	Conflict of interest 17

18.10	Remedies cumulative 17

18.11	Indemnities 17

18.12	Inconsistent law 17

18.13	Supervening legislation 17

18.14	Time of the essence 18

18.15	Variation and waiver 18

18.16	Confidentiality 18

18.17	Further steps 18

18.18	Each signatory bound 18

18.19	Counterparts 19

18.20	Governing law 19

18.21	Serving documents 19

18.22	Service of Process 19
Signing page    20

Details

Parties	Guarantor and Trustee
Guarantor	Name	WEX Inc., a Delaware Corporation
	Tax ID	01-0526993
	Address	225 Gorham Road South Portland Maine United States of America 04106
	Fax	1 207 523 7107
	Attention	Chief Financial Officer or Treasurer
Trustee	Name	Perpetual Corporate Trust Limited in its capacity as trustee of the Southern Cross WEX 2015-1 Trust
	ABN	99 000 341 533
	Address	Level 12 Angel Place 123 Pitt Street Sydney NSW 2000
	Email	SecuritisationOps@perpetual.com.au
	Attention	Manager, Transaction Management, Capital Markets Fiduciary Services
Date of guarantee and indemnity	See Signing page

ࣩ King & Wood Mallesons 12164724_8	Southern Cross WEX 2015-1 Trust - Guarantee and Indemnity	1

General terms

1	Interpretation

1.1	Terms defined in the Receivables Acquisition and Servicing Agreement
Except to the extent to which words and phrases are otherwise defined in this document, words and phrases defined in, or defined in another document and incorporated by reference in, the Receivables Acquisition and Servicing Agreement shall bear the same meaning in this document. In the event of any inconsistency between a definition in this document and a definition in the Receivables Acquisition and Servicing Agreement, the definitions in this document will prevail.

1.2	Definitions
These meanings apply unless the contrary intention appears:
Accountable Taxes means any Taxes (except if imposed on, or calculated having regard to, the net income of the Trustee) imposed by a Relevant Country other than those which would not be required to be deducted or withheld by the Guarantor if the Trustee provided the Guarantor with any of its name, address, registration number or similar details or any relevant tax exemption or similar details.
ASIC means the Australian Securities and Investments Commission.
Attorney means each attorney appointed by the Guarantor under clause 9 (“Power of attorney”).
Authorised Officer means:

(a)
in the case of the Trustee, a director or secretary, or an officer whose title contains the word “director”, “chief”, “head”, “president” or “manager” or a person performing the functions of any of them, or any other person nominated by the Trustee as an Authorised Officer for the purposes of this guarantee and indemnity; and

(b)	in the case of the Guarantor, a director or secretary or any other person appointed by the Guarantor to act as an Authorised Officer under this guarantee and indemnity.
Code means the United States of America Internal Revenue Code of 1986.
Controller has the meaning it has in the Corporations Act.
Costs includes charges and expenses, including those incurred in connection with advisers.
Credit Agreement means the document entitled “Second Amended and Restated Credit Agreement” dated 22 August 2014 between, amongst others, the Guarantor and Bank of America, N.A.

ࣩ King & Wood Mallesons 12164724_8	Southern Cross WEX 2015-1 Trust - Guarantee and Indemnity	2

Details means the section of this guarantee and indemnity headed “Details”.
Encumbrance means any:

(a)
security for the payment of money or performance of obligations, including a mortgage, charge, lien, pledge, trust, power or title retention or flawed deposit arrangement and any “security interest” as defined in sections 12(1) or (2) of the Personal Property Securities Act 2009 (Cwlth); or

(b)	right, interest or arrangement which has the effect of giving another person a preference, priority or advantage over creditors including any right of set-off; or

(c)
right that a person (other than the owner) has to remove something from land (known as a profit à prendre), easement, public right of way, restrictive or positive covenant, lease, or licence to use or occupy; or

(d)	third party right or interest or any right arising as a consequence of the enforcement of a judgment, or any agreement to create any of them or allow them to exist.
FATCA means sections 1471 through to 1474 of the Code or any consolidation, amendment, re-enactment or replacement of those provisions and including any regulations or official interpretations issued, agreements (including, without limitation, intergovernmental agreements) entered into or non-United States laws enacted with respect thereto.
Financial Report means a financial report consisting of:

(a)	financial statements; and

(b)	any notes to those financial statements; and

(c)	any directors’ declaration about the financial statements and notes, together with any reports (including any directors’ reports) attached to any of those documents or intended to be read with any of them.
Guaranteed Obligations means the obligations of each WEX Entity whether alone or jointly, or jointly and individually, and whether as a principal or as a surety under or in connection the Transaction Documents.
This definition applies:

(i)	irrespective of the capacity in which the Trustee became entitled to any amount or obligation concerned;

(ii)	irrespective of the capacity in which any WEX Entity became liable in respect of any amount or obligation concerned;

(iii)	whether any WEX Entity is liable as principal debtor, as surety, or otherwise;

(iv)	whether any WEX Entity is liable alone, or together with another person;

(v)	even if any WEX Entity owes an amount or obligation to the Trustee because it was assigned to the Trustee, whether or not:

ࣩ King & Wood Mallesons 12164724_8	Southern Cross WEX 2015-1 Trust - Guarantee and Indemnity	3

(A)	the assignment was before, at the same time as, or after the date of this document; or

(B)	any WEX Entity consented to or was aware of the assignment; or

(C)	the assigned amount or obligation was secured; and

(vi)	even if this deed was assigned to the Trustee, whether or not:

(A)	any WEX Entity consented to or was aware of the assignment; or

(B)	any of the Guaranteed Obligations were the subject of this guarantee unsecured.
Guarantor means the person or persons so described in the Details. If there are, at any time, more than one, then Guarantor means each of them individually and every two or more of them jointly.
A body corporate is Insolvent if:

(a)	in respect of the Guarantor, any event set out in article 8.01 (f) and (g) (“Events of Default”) (inclusive) of the Credit Agreement occurs in respect of it or its assets; and

(b)	in any other case:

(i)	it is (or states that it is) an insolvent under administration or insolvent (each as defined in the Corporations Act); or

(ii)	it is in liquidation, in provisional liquidation, under administration or wound up or has had a Controller appointed to its property; or

(iii)
it is subject to any arrangement, assignment, moratorium or composition, protected from creditors under any statute or dissolved (in each case, other than to carry out a reconstruction or amalgamation while solvent on terms approved by the Buyer); or

(iv)
an application or order has been made (and, in the case of an application, it is not stayed, withdrawn or dismissed within 30 days), resolution passed, proposal put forward, or any other action taken, in each case in connection with that person, which is preparatory to or could result in any of (a), (b) or (c) above; or

(v)	it is taken (under section 459F(1) of the Corporations Act) to have failed to comply with a statutory demand; or

(vi)	it is the subject of an event described in section 459(C)(2)(b) or section 585 of the Corporations Act (or it makes a statement from which the Buyer reasonably deduces it is so subject); or

(vii)	it is otherwise unable to pay its debts when they fall due; or

(viii)	something having a substantially similar effect to (a) to (g) happens in connection with that person under the law of any jurisdiction.

ࣩ King & Wood Mallesons 12164724_8	Southern Cross WEX 2015-1 Trust - Guarantee and Indemnity	4

Material Adverse Effect means a material adverse effect on:

(a)	the Guarantor’s or any WEX Entity’s ability to comply with its obligations under any Transaction Document; or

(b)	the Trustee’s rights and remedies under any Transaction Document; or

(c)	the business or financial condition of the Guarantor or any WEX Entity.
Receivables Acquisition and Servicing Agreement means the document entitled “Southern Cross WEX 2015-1 Trust - Receivables Acquisition and Servicing Agreement” dated after the date of this document, between amongst others, each WEX Entity, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Sydney Branch and the Trustee.
Related Entity has the meaning it has in the Corporations Act.
Relevant Country means any country, or political sub‑division of one or more countries, or any federation or association of countries in which the Guarantor is either incorporated or is resident or domiciled for any tax purpose or in which the Guarantor carries on business or owns or leases property or from which, or through which, any payment under this guarantee and indemnity is made.
Taxes means taxes, levies, imposts, charges and duties imposed by any authority (including stamp and transaction duties) together with any related interest, penalties, fines and expenses in connection with them, except if imposed on, or calculated having regard to, the net income of the Trustee.
Trustee means the person or persons so described in the Details and includes their successors and assigns.
WEX Entity means each of each of WEX Australia Pty Ltd (ABN 68 005 970 570) and WEX Fuel Cards Australia Ltd (ABN 33 008 962 132)

1.3	References to certain general terms
Unless the contrary intention appears, in this guarantee and indemnity:

(a)	a reference to a group of persons is a reference to any two or more of them jointly and to each of them individually;

(b)	an agreement, representation or warranty in favour of two or more persons is for the benefit of them jointly and each of them individually;

(c)
an agreement, representation or warranty by two or more persons binds them jointly and each of them individually but an agreement, representation or warranty by the Trustee binds the Trustee individually only;

(d)	a reference to any thing (including an amount) is a reference to the whole and each part of it;

(e)	a reference to a document (including this guarantee and indemnity) includes any variation or replacement of it;

(f)
the word “law” includes common law, principles of equity, and laws made by parliament (and laws made by parliament include State, Territory and Commonwealth laws and regulations and other instruments under them, and consolidations, amendments, re-enactments or replacements of any of them);

ࣩ King & Wood Mallesons 12164724_8	Southern Cross WEX 2015-1 Trust - Guarantee and Indemnity	5

(g)
a reference to accounting standards is a reference to the accounting standards as defined in the Corporations Act and a reference to an accounting term is a reference to that term as it is used in those accounting standards, or, if not inconsistent with those standards, in accounting principles and practices generally accepted in Australia;

(h)	a reference to Australian dollars, Australian Dollars, dollars, A$ or $ is a reference to the lawful currency of the Commonwealth of Australia;

(i)	the word “person” includes an individual, a firm, a body corporate, an unincorporated association and an authority;

(j)	a reference to a particular person includes the person’s executors, administrators, successors, substitutes (including persons taking by novation) and assigns;

(k)	the words “including”, “for example” or “such as” when introducing an example, do not limit the meaning of the words to which the example relates to that example or examples of a similar kind; and

(l)	a reference to the Corporations Act is a reference to the Corporations Act 2001 (Cwlth).

1.4	Number
The singular includes the plural and vice versa.

1.5	Headings
Headings (including those in brackets at the beginning of paragraphs) are for convenience only and do not affect the interpretation of this guarantee and indemnity.

2	Guarantee and indemnity

2.1	Consideration
The Guarantor acknowledges that the Trustee is acting in reliance on the Guarantor incurring obligations and giving rights under this guarantee and indemnity.

2.2	Guarantee
The Guarantor unconditionally and irrevocably guarantees the performance to the Trustee of the Guaranteed Obligations. If any WEX Entity does not perform the Guaranteed Obligations on time and in accordance with the Transaction Documents then the Guarantor agrees to procure the performance of the Guaranteed Obligations to the Trustee on demand from the Trustee. A demand may be made at any time and from time to time and whether or not the Trustee has first made demand on any WEX Entity.

2.3	Indemnity
The Guarantor indemnifies the Trustee against any liability or loss arising, and any Costs it suffers or incurs:

ࣩ King & Wood Mallesons 12164724_8	Southern Cross WEX 2015-1 Trust - Guarantee and Indemnity	6

(a)	if any WEX Entity does not, or is unable to, perform the Guaranteed Obligations in accordance with the Transaction Documents; or

(b)	if an obligation any WEX Entity would otherwise have to perform the Guaranteed Obligations is found to be void, voidable or unenforceable,; or

(c)	if an obligation the Guarantor would otherwise have under clause 2.2 (“Guarantee”) is found to be void, voidable or unenforceable; or

(d)
if the Trustee is obliged, or agrees, to pay an amount to a trustee in bankruptcy or liquidator (of the Guarantor or any WEX Entity) in connection with a payment by the Guarantor or any WEX Entity (for example, the Trustee may have to, or may agree to, pay interest on the amount); or

(e)	if the Guarantor defaults under this guarantee and indemnity; or

(f)	in connection with any person exercising, or not exercising, rights under this guarantee and indemnity.
The Guarantor agrees to pay amounts due under this indemnity on demand from the Trustee.

2.4	Acknowledgement
The Guarantor acknowledges that it is responsible for making itself aware of the financial position of any WEX Entity and any other person who, at any time, guarantees performance of the Guaranteed Obligations.

3	Interest

3.1	Obligation to pay interest
The Guarantor agrees to pay interest on any amount under this guarantee and indemnity (other than under clause 2.2 (“Guarantee”)) which is not paid on the due date for payment.
The interest accrues daily from (and including) the due date to (but excluding) the date of actual payment and is calculated on actual days elapsed and a year of 365 days. The rate of interest applying to each daily balance is the Default Rate.
The Guarantor agrees to pay interest under this clause on demand from the Trustee.

3.2	Compounding
Interest payable under clause 3.1 (“Obligation to pay interest”) which is not paid when due for payment may be added to the overdue amount by the Trustee at intervals which the Trustee determines from time to time or, if no determination is made, every 30 days. Interest is payable on the increased overdue amount at the Default Rate in the manner set out in clause 3.1 (“Obligation to pay interest”).

3.3	Interest following judgment

ࣩ King & Wood Mallesons 12164724_8	Southern Cross WEX 2015-1 Trust - Guarantee and Indemnity	7

If a liability becomes merged in a judgment, the Guarantor agrees to pay interest on the amount of that liability as an independent obligation. This interest:

(a)	accrues daily from (and including) the date the liability becomes due for payment both before and after the judgment up to (but excluding) the date the liability is paid; and

(b)	is calculated at the judgment rate or the Default Rate (whichever is higher).
The Guarantor agrees to pay interest under this clause on demand from the Trustee.

4	Extent of guarantee and indemnity

4.1	Nature of guarantee
Each of the guarantee in clause 2.2 (“Guarantee”) and the indemnity in clause 2.3 (“Indemnity”) is a continuing obligation despite any intervening payment, settlement or other thing and extends to all of the Guaranteed Obligations. The Guarantor waives any right it has of first requiring the Trustee to commence proceedings or enforce any other right against any WEX Entity or any other person before claiming from the Guarantor under this guarantee and indemnity.

4.2	Variations and replacements

(c)	The Guarantor acknowledges that Transaction Documents may be varied or replaced from time to time.

(d)	The Guarantor confirms that the Guaranteed Obligations includes any obligations as varied or replaced. The Guarantor confirms that this applies regardless of:

(i)	how the Transaction Documents are varied or replaced; and

(ii)	the reasons for the variation or replacement; and

(iii)	whether the Guaranteed Obligations are more onerous as a result of the variation or replacement.
This clause does not limit clause 6 (“Rights of the Trustee are protected”).

5	Reinstatement of rights
Under law relating to insolvency, a person may claim that a transaction (including a payment) in connection with this guarantee and indemnity or the Guaranteed Obligations is void or voidable. If a claim is made and upheld, conceded or compromised, then:

ࣩ King & Wood Mallesons 12164724_8	Southern Cross WEX 2015-1 Trust - Guarantee and Indemnity	8

(e)	the Trustee is immediately entitled as against the Guarantor to the rights in respect of the Guaranteed Obligations to which it was entitled immediately before the transaction; and

(f)
on request from the Trustee, the Guarantor agrees to do anything (including signing any document) to restore to the Trustee any Encumbrance (including this guarantee and indemnity) held by it from the Guarantor immediately before the transaction.

The Guarantor’s obligations under this clause are continuing obligations, independent of the Guarantor’s other obligations under this guarantee and indemnity and continue after this guarantee and indemnity ends.

6	Rights of the Trustee are protected
Rights given to the Trustee under this guarantee and indemnity, and the Guarantor’s liabilities under it, are not affected by any act or omission or any other thing which might otherwise affect them under law or otherwise. For example, those rights and liabilities are not affected by:

(a)	any act or omission:

(i)
varying or replacing in any way and for any reason any agreement or arrangement under which the Guaranteed Obligations is expressed to be owing (such as by adding, replacing or changing the purpose of a facility, increasing a facility limit or extending the term of a facility including in connection with a restructuring or refinancing of the Guaranteed Obligations);

(ii)	releasing any WEX Entity or giving any WEX Entity a concession (such as more time to pay);

(iii)	releasing any person who gives a guarantee or indemnity in connection with any of any WEX Entity’s obligations;

(iv)	releasing, losing the benefit of, or not obtaining any Encumbrance or negotiable instrument;

(v)	by which a person becomes a Guarantor after the date of this guarantee and indemnity;

(vi)	by which the obligations of any person who guarantees any of any WEX Entity’s obligations (including under this guarantee and indemnity) may not be enforceable;

(vii)	by which any person who was intended to guarantee any of any WEX Entity’s obligations does not do so, or does not do so effectively;

(viii)	by which a person who is a co-surety or co-indemnifier for performance of the Guaranteed Obligations is discharged under an agreement or by operation of law;

(ix)	by which any Encumbrance which could be registered is not registered;

ࣩ King & Wood Mallesons 12164724_8	Southern Cross WEX 2015-1 Trust - Guarantee and Indemnity	9

(b)	a person dealing in any way with an Encumbrance, guarantee, indemnity, judgment or negotiable instrument;

(c)	the insolvency of any person including the Guarantor or any WEX Entity;

(d)	changes in the membership, name or business of any person;

(e)	any WEX Entity opening an account with them;

(f)	acquiescence or delay by the Trustee or any other person; or

(g)	an assignment of rights in connection with the Guaranteed Obligations.

7	No merger
This guarantee and indemnity does not merge with or adversely affect, and is not adversely affected by, any of the following:

(a)	any other guarantee, indemnity, or Encumbrance, or other right or remedy to which the Trustee is entitled; or

(b)	a judgment which the Trustee obtains against the Guarantor, any WEX Entity or any other person in connection with the Guaranteed Obligations.
The Trustee may still exercise its rights under this guarantee and indemnity as well as under the judgment, Encumbrance or right or remedy.

8	Guarantor’s rights

8.1	Guarantor’s rights are suspended
As long as there is any Guaranteed Obligations (or any other amounts secured by any Encumbrance that secures amounts including the Guaranteed Obligations), the Guarantor may not, without the Trustee’s consent:

(a)
reduce its liability under this guarantee and indemnity by claiming that it or any WEX Entity or any other person has a right of set-off or counterclaim against the Trustee. For the avoidance of doubt this clause does not affect the Buyer’s and the Class B Facility Provider’s rights to net off amounts pursuant to clause 3.3(d) (“Purchase Price”) of the Receivables Acquisition and Servicing Agreement; or

(b)
exercise any legal right to claim to be entitled to the benefit of another guarantee, indemnity, or Encumbrance that secures amounts including the Guaranteed Obligations or any other amount payable under this guarantee and indemnity (for example, the Guarantor may not try to enforce or require the enforcement of any Encumbrance the Trustee has taken that secures amounts including the Guaranteed Obligations) other than under the Transaction Documents; or

(c)	claim an amount from any WEX Entity, or another guarantor of the Guaranteed Obligations (including a person who has signed this

ࣩ King & Wood Mallesons 12164724_8	Southern Cross WEX 2015-1 Trust - Guarantee and Indemnity	10

guarantee and indemnity as a “Guarantor”), under a right of indemnity or contribution with respect to the Guaranteed Obligations other than under the Transaction Documents; or

(d)
claim an amount in the Insolvency of any WEX Entity or of another guarantor of the Guaranteed Obligations (including a person who has signed this guarantee and indemnity as a “Guarantor”) with respect to the Guaranteed Obligations other than under the Transaction Documents.

This clause continues after this guarantee and indemnity ends.

8.2	Guarantor’s right of proof limited
The Guarantor agrees not to exercise a right of proof against any WEX Entity in respect of its rights under this document after an event occurs relating to the Insolvency of any WEX Entity or another guarantor of the Guaranteed Obligations (including a person who has signed this guarantee and indemnity as a “Guarantor”) independently of any attorney appointed under this guarantee and indemnity.

9	Power of attorney

9.1	Appointment of attorneys
The Guarantor irrevocably appoints the Trustee and each of its Authorised Officers individually as its attorney and agrees to formally approve all action taken by an attorney under clause 9.2 (“Attorneys’ powers”).

9.2	Attorneys’ powers
Each attorney may:

(a)
do anything which the Guarantor may lawfully do to exercise its right of proof after an event relating to Insolvency occurs in respect of any WEX Entity or any other guarantor of any WEX Entity’s obligations but only in connection with a matter connected with its rights as “Guarantor” under this guarantee and indemnity. (These things may be done in the Guarantor’s name or the attorney’s name and they include signing and delivering documents, taking part in legal proceedings and receiving any dividend arising out of the right of proof.); and

(b)	delegate its powers (including this power) and may revoke a delegation; and

(c)	exercise its powers even if this involves a conflict of duty and even if it has a personal interest in doing so.

9.3	Application of insolvency dividends
The attorney need not account to the Guarantor for any dividend received on exercising the right of proof under clause 9.2(a) (“Attorneys’ powers”) except to the extent that any dividend remains after the Trustee has received all of the Guaranteed Obligations and all other amounts payable under this guarantee and indemnity.

ࣩ King & Wood Mallesons 12164724_8	Southern Cross WEX 2015-1 Trust - Guarantee and Indemnity	11

10	General undertakings
The Guarantor agrees to obtain, renew on time and comply with the terms of each authorisation necessary to enter into this guarantee and indemnity, observe obligations under it and allow it to be enforced.

11	Representations and warranties

11.1	Representations and warranties
The Guarantor represents and warrants (except in relation to matters disclosed to the Trustee and accepted by the Trustee in writing) that:

(a)
(incorporation and existence) it has been incorporated in accordance with the laws of its place of incorporation, is validly existing under those laws and has power and authority to carry on its business as it is now being conducted; and

(b)	(power) it has power to enter into this guarantee and indemnity and comply with its obligations under it; and

(c)
(no contravention or exceeding power) this guarantee and indemnity and the transactions under it which involve it do not contravene its constituent documents (if any) or any law or obligation by which it is bound or to which any of its assets are subject or cause a limitation on its powers (or, to the extent applicable, the powers of its directors) to be exceeded; and

(d)
(authorisations) it has in full force and effect the authorisations necessary for it to enter into this guarantee and indemnity, to comply with its obligations and exercise its rights under it, and allow it to be enforced; and

(e)
(validity of obligations) its obligations under this guarantee and indemnity are valid and binding and are enforceable against it in accordance with its terms subject to principles of equity, insolvency laws and laws affecting creditors generally; and

(f)	(benefit) it benefits by entering into this guarantee and indemnity; and

(g)	(solvency) there are no reasonable grounds to suspect that it is unable to pay its debts as and when they become due and payable; and

(h)	(not a trustee) it does not enter into any Transaction Document as trustee; and

(i)
(litigation) to the best of its knowledge and belief, there is no pending or threatened proceeding affecting it or any of its assets before a court, authority, commission or arbitrator in which a decision against it (either alone or together with other decisions) would have a Material Adverse Effect; and

(j)	(default under law - Material Adverse Effect) it is not in breach of a law or obligation affecting its assets in a way which would have, a Material Adverse Effect; and

ࣩ King & Wood Mallesons 12164724_8	Southern Cross WEX 2015-1 Trust - Guarantee and Indemnity	12

(k)	(no immunity) neither it nor any of its Subsidiaries has immunity from the jurisdiction of a court or from legal process.

11.2	Repetition of representations and warranties
The representations and warranties in this clause 11 are taken to be made (by reference to the then current circumstances) on each date on which the Trustee provides financial accommodation to any WEX Entity.

11.3	Reliance
The Guarantor acknowledges that the Trustee has entered into the Transaction Documents to which it is a party in reliance on the representations and warranties in this clause 11.

12	Payments

12.1	Manner of payment
The Guarantor agrees to make payments under this guarantee and indemnity:

(a)	in full without set‑off or counterclaim and without any deduction in respect of Taxes unless prohibited by law; and

(b)	if the payment relates to the Guaranteed Obligations, in the currency in which the payment is due, and otherwise in Australian dollars in immediately available funds.

12.2	Currency of payment
The Guarantor waives any right it has in any jurisdiction to pay an amount other than in the currency in which it is due. However, if the Trustee receives an amount in a currency other than that in which it is due:

(a)
it may convert the amount received into the due currency (even though it may be necessary to convert through a third currency to do so) on the day and at such rates (including spot rate, same day value rate or value tomorrow rate) as it reasonably considers appropriate. It may deduct its usual Costs in connection with the conversion; and

(b)	the Guarantor satisfies its obligation to pay in the due currency only to the extent of the amount of the due currency obtained from the conversion after deducting the Costs of the conversion.

13	Withholding tax
If a law requires the Guarantor to deduct an amount in respect of Taxes, or for or on account of FATCA, from a payment under any Transaction Document such that the Trustee would not actually receive on the due date the full amount provided for under the Transaction Document, then:

(c)
the Guarantor agrees to deduct the amount for the Taxes, or for or on account of FATCA, (and any further deduction applicable to any further payment due under clause 13(c) (“Withholding tax”) below); and

ࣩ King & Wood Mallesons 12164724_8	Southern Cross WEX 2015-1 Trust - Guarantee and Indemnity	13

(d)	the Guarantor agrees to pay the amount deducted to the relevant authority in accordance with applicable law and give the original receipts to the Trustee; and

(e)
if the amount deducted is in respect of Accountable Taxes (excluding, for the avoidance of doubt, any amount deducted or withheld for or on account of FATCA), the Guarantor agrees to pay an additional amount so that, after making the deduction and further deductions applicable to additional amounts payable under this clause, the Trustee is entitled to receive (at the time the payment is due) the amount it would have received if no deductions had been required.

14	Costs and indemnities

14.1	What the Guarantor agrees to pay
The Guarantor agrees to pay or reimburse the Trustee on demand for:

(a)	the Trustee’s reasonable Costs in connection with:

(i)	the negotiation, preparation, execution, registration of, and payment of Taxes on, this guarantee and indemnity; and

(ii)	the general on-going administration of this guarantee and indemnity (including giving and considering consents, waivers and releases); and

(b)
the Trustee’s Costs in otherwise acting in connection with this guarantee and indemnity, such as exercising, enforcing or preserving rights (or considering doing so), or doing anything in connection with any enquiry by any authority involving the Guarantor or any of its Related Entities; and

(c)
Taxes and fees (including registration fees) and fines and penalties in respect of fees paid, or that the Trustee reasonably believes are payable, in connection with this guarantee and indemnity or a payment or receipt or any other transaction contemplated by this guarantee and indemnity. However, the Guarantor need not pay a fine or penalty in connection with Taxes or fees to the extent that it has placed the Trustee in sufficient cleared funds for the Trustee to be able to pay the Taxes or fees by the due date.

14.2	Indemnity
The Guarantor indemnifies the Trustee against any liability or loss arising from, and any reasonable Costs incurred in connection with, the payment, omission to make payment or delay in making payment of an amount referred to in clause 14.1 (“What the Guarantor agrees to pay”). The Guarantor agrees to pay amounts due under this indemnity on demand from the Trustee.

14.3	Items included in loss, liability and Costs
The Guarantor agrees that:

(a)
the Costs referred to in clause 14.1 (“What the Guarantor agrees to pay”) and the liability or loss and any Costs referred to in clause 14.2 (“Indemnity”), include legal Costs in accordance with any written

ࣩ King & Wood Mallesons 12164724_8	Southern Cross WEX 2015-1 Trust - Guarantee and Indemnity	14

agreement as to legal costs (whether or not the Guarantor is a party to the agreement) or, if no agreement, on whichever is the higher of a full indemnity basis or solicitor and own client basis;

(b)
the Costs referred to in clauses 14.1(a) and 14.1(b) (“What the Guarantor agrees to pay”) include those paid, or that the Trustee reasonably believes are payable, to persons engaged by the Trustee in connection with this guarantee and indemnity (such as consultants).

14.4	Currency conversion on judgment debt
If a judgment, order or proof of debt for an amount in connection with this guarantee and indemnity is expressed in a currency other than the currency in which the amount is due under this guarantee and indemnity, then the Guarantor indemnifies the Trustee against:

(a)
any difference arising from converting the other currency if the rate of exchange used by the Trustee under clause 12.2 (“Currency of payment”) for converting currency when it receives a payment in the other currency is less favourable to the Trustee than the rate of exchange used for the purpose of the judgment, order or acceptance of proof of debt; and

(b)	the Costs of conversion.

14.5	Payment for Guarantor’s obligations
The Guarantor agrees to pay for anything that it agrees to do under this guarantee and indemnity.

15	Application of payments

15.1	Application of money
The Trustee may apply money paid by any WEX Entity, or the Guarantor or otherwise towards satisfaction of the Guaranteed Obligations and other money payable under this guarantee and indemnity in the manner it sees fit.

15.2	Order of payment
The Trustee may use money received under this guarantee and indemnity towards paying any part of the Guaranteed Obligations the Trustee chooses. This applies even if that part only falls due after the Trustee gives a notice of demand.

15.3	Suspense account
The Trustee may place in a suspense account any payment it receives from the Guarantor until the termination of the Trust in accordance with the Master Trust Deed and need not apply any such payment towards satisfying the Guaranteed Obligations or other money payable under this guarantee and indemnity.

15.4	Remaining money
The Trustee agrees to pay any money remaining after the Guaranteed Obligations is paid either to the Guarantor (which the Trustee may do by

ࣩ King & Wood Mallesons 12164724_8	Southern Cross WEX 2015-1 Trust - Guarantee and Indemnity	15

paying it into an account in the Guarantor’s name) or to another person entitled to it. In doing so, it does not incur any liability to the Guarantor. The Trustee does not pay the Guarantor interest on any money remaining after the Guaranteed Obligations are satisfied.

15.5	Credit from date of receipt
The Guarantor is only credited with money from the date the Trustee actually receives it.

16	Dealing with interests
The Trustee may assign or otherwise deal with its rights under this guarantee and indemnity in any way it considers appropriate. If the Trustee does this, it must promptly notify the Guarantor and the Guarantor may not claim against any assignee (or any other person who has an interest in this guarantee and indemnity) any right of set-off or other rights the Guarantor has against the Trustee.

17	Notices and other communications

17.1	Form - all communications
Unless expressly stated otherwise in this guarantee and indemnity, all notices, certificates, consents, approvals, waivers and other communications in connection with this guarantee and indemnity must be in writing, signed by the sender (if an individual) or an Authorised Officer of the sender (except in the case of email) and marked for the attention of the person identified in the Details or, if the recipient has notified otherwise, then marked for attention in the way last notified.

17.2	Delivery
Communications must be:

(a)	left at the address set out or referred to in the Details; or

(b)	sent by prepaid ordinary post (airmail, if appropriate) to the address set out or referred to in the Details; or

(c)	sent by fax to the fax number set out or referred to in the Details; or

(d)	sent by email to the email address set out or referred to in the Details.
However, if the intended recipient has notified a changed postal or email address or fax number, then communications must be to that address or number.

17.3	When effective
Communications take effect from the time they are received or taken to be received under clauses 17.4 (“Deemed receipt - postal”) to 17.6 (“Deemed receipt - general”) (whichever happens first) unless a later time is specified.

ࣩ King & Wood Mallesons 12164724_8	Southern Cross WEX 2015-1 Trust - Guarantee and Indemnity	16

17.4	Deemed receipt – postal
If sent by post, they are taken to be received three days after posting (or seven days after posting if sent to or from a place outside of the country of the sender of them).

17.5	Deemed receipt – fax
If sent by fax and received in legible form, they are taken to be received at the time shown in the transmission report as the time that the whole fax was sent.

17.6	Receipt – email
If sent by email, they are taken to be received at the time shown in the email as the time that the email was received, provided they are received in a readable form.

17.7	Deemed receipt – general
Despite clauses 17.4 (“Deemed receipt – postal”),17.5 (“Deemed receipt – fax”) and 17.6 (“Deemed receipt – email”), if they are received after 5pm in the place of receipt or on a non-Business Day, they are taken to be received at 9am on the next Business Day.

17.8	Change in details
Despite any other provision in this clause 17 (“Notices and other communications”), at least 5 Business Days prior notice must be given by a party of any change in any matter specified in the Details section of this agreement.

18	General

18.1	Prompt performance
If this guarantee and indemnity specifies when the Guarantor agrees to perform an obligation, the Guarantor agrees to perform it by the time specified. The Guarantor agrees to perform all other obligations promptly.

18.2	Consents
The Guarantor agrees to comply with all conditions in any consent the Trustee gives in connection with this guarantee and indemnity.

18.3	Certificates
The Trustee may give the Guarantor a certificate about an amount payable or other matter in connection with this guarantee and indemnity. The certificate is sufficient evidence of the amount or matter, unless it is proved to be incorrect.

18.4	Set-off
Following the occurrence of an Amortisation Event, the Trustee may set off any amount owing by the Trustee to the Guarantor (whether or not due

ࣩ King & Wood Mallesons 12164724_8	Southern Cross WEX 2015-1 Trust - Guarantee and Indemnity	17

for payment) against any amount due for payment by the Guarantor to the Trustee under this guarantee and indemnity.
The Trustee may do anything necessary to effect any set-off under this clause (including varying the date for payment of any amount owing by the Trustee to the Guarantor and making currency exchanges). This clause applies despite any other agreement between the Guarantor and the Trustee.

18.5	Discretion in exercising rights
The Trustee may exercise a right or remedy or give or refuse its consent in any way it considers appropriate (including by imposing conditions), unless this guarantee and indemnity expressly states otherwise.

18.6	Partial exercising of rights
If the Trustee does not exercise a right or remedy fully or at a given time, the Trustee may still exercise it later.

18.7	Trustee’s capacity and limitation of liability
Clause 17 (“Indemnity and limitation of liability”) of the Master Trust Deed applies to this document as if it were fully set out in this document with all necessary consequential amendments.

18.8	No liability for loss
The Trustee is not liable for loss caused by the exercise or attempted exercise of, failure to exercise, or delay in exercising, a right or remedy.

18.9	Conflict of interest
The Trustee’s rights and remedies under this guarantee and indemnity may be exercised even if this involves a conflict of duty or the Trustee has a personal interest in their exercise.

18.10	Remedies cumulative
The Trustee’s rights and remedies under this guarantee and indemnity are in addition to other rights and remedies given by law independently of this guarantee and indemnity.

18.11	Indemnities
The indemnities in this guarantee and indemnity are continuing obligations, independent of the Guarantor’s other obligations under this guarantee and indemnity. It is not necessary for the Trustee to incur expense or make payment before enforcing a right of indemnity under this guarantee and indemnity.

18.12	Inconsistent law
To the extent permitted by law, this guarantee and indemnity prevails to the extent it is inconsistent with any law.

18.13	Supervening legislation
Any present or future legislation which operates to vary the obligations of the Guarantor in connection with this guarantee and indemnity with the

ࣩ King & Wood Mallesons 12164724_8	Southern Cross WEX 2015-1 Trust - Guarantee and Indemnity	18

result that the Trustee’s rights, powers or remedies are adversely affected (including by way of delay or postponement) is excluded except to the extent that its exclusion is prohibited or rendered ineffective by law.

18.14	Time of the essence
Time is of the essence in this guarantee and indemnity in respect of an obligation of the Guarantor to pay money.

18.15	Variation and waiver
Unless this guarantee and indemnity expressly states otherwise, a provision of this guarantee and indemnity, or right created under it, may not be waived or varied except in writing signed by the party or parties to be bound.

18.16	Confidentiality
Each party agrees not to disclose information provided by any other party that is not publicly available except:

(a)
in connection with any person exercising rights or dealing with rights or obligations under this guarantee and indemnity (including in connection with preparatory steps such as negotiating with any potential assignee of the Trustee’s rights or other person who is considering contracting with the Trustee in connection with this guarantee and indemnity, provided that the potential assignee agrees to keep such information confidential); or

(b)	to officers, employees, legal and other advisers and auditors of the Trustee or the Guarantor; or

(c)	to any party to this guarantee and indemnity or any Related Entity of any party to this guarantee and indemnity, provided the recipient agrees to act consistently with this clause; or

(d)	with the consent of the party who provided the information (such consent not to be unreasonably withheld); or

(e)	as required by any law or stock exchange.
Each party consents to disclosures made in accordance with this clause.

18.17	Further steps
The Guarantor agrees to do anything the Trustee asks (such as obtaining consents, signing and producing documents, producing receipts and getting documents completed and signed) to the extent necessary:

(a)	to bind the Guarantor and any other person intended to be bound under this guarantee and indemnity; or

(b)	to enable the Trustee to register the power of attorney in clause 9 (“Power of attorney”) or a similar power.

18.18	Each signatory bound

ࣩ King & Wood Mallesons 12164724_8	Southern Cross WEX 2015-1 Trust - Guarantee and Indemnity	19

This guarantee and indemnity binds each person who signs as Guarantor even if another person who was intended to sign does not sign it or is not bound by it.

18.19	Counterparts
This guarantee and indemnity may consist of a number of copies, each signed by one or more parties to the guarantee and indemnity. If so, the signed copies are treated as making up the one document.

18.20	Governing law
This guarantee and indemnity is governed by the law in force in the State of New South Wales. The Guarantor and the Trustee submit to the non-exclusive jurisdiction of the courts of that place.

18.21	Serving documents
Without preventing any other method of service, any document in a court action may be served on a party being delivered to or left at that party’s address for service of notices under clause 17.2 (“Delivery”).

18.22	Service of Process
The Guarantor irrevocably appoints WEX Australia Pty Ltd presently of Level 3, 293 Camberwell Road, Camberwell, Victoria 3124 as its agent to receive, for its and on its behalf, service of process in any proceedings in the State of New South Wales. Such service shall be deemed completed on delivery to such process agent (whether or not it is forwarded to and received by the Guarantor). If for any reason such process agent ceases to be able to act as such or no longer has an address in the State of New South Wales the Guarantor irrevocably agrees to appoint a substitute process agent acceptable to the Trustee, and to deliver to the Trustee a copy of the new agent’s acceptance or appointment, within 30 days.

EXECUTED as a deed

ࣩ King & Wood Mallesons 12164724_8	Southern Cross WEX 2015-1 Trust - Guarantee and Indemnity	20

Signing page
DATED:          28 April 2015

Guarantor
WEX INC., a Delaware corporation

By:     /s/ Steve Elder

Name:     Steve Elder

Title:    SVP & CFO

Trustee

SIGNED, SEALED AND DELIVERED by

and

as attorneys for PERPETUAL CORPORATE TRUST LIMITED under power of attorney dated 16 September 2014 in the presence of:

/s/ Marion Gowing

Signature of witness

MARION GOWING
Name of witness (block letters)
) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )

/s/ Manish Sarat
Manish Sarat
Manager

By executing this agreement the attorney states that the attorney has received no notice of revocation of the power of attorney

/s/ Hagbarth Strom
Hagbarth Strom
Senior Transaction Manager

By executing this agreement the attorney states that the attorney has received no notice of revocation of the power of attorney

ࣩ King & Wood Mallesons 12164724_8	Southern Cross WEX 2015-1 Trust - Guarantee and Indemnity	21